Exhibit 99.1

Press Release

PULASKI FINANCIAL TO HOST FIRST QUARTER RESULTS CONFERENCE CALL & WEBCAST ON JANUARY 24TH AT 11 AM EST


ST. LOUIS, JANUARY 9, 2007 -- Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its first quarter 2007 results conference call on Wednesday, January 24 at 11 a.m. EST (10 a.m. CST). Results are scheduled to be released after the market closes the previous day, January 23.

     AUDIO
     Dial in number: 1-877-407-9039
     Note: Participants should dial in a few minutes prior to start time.

     WEBCAST
     Website link: http://www.viavid.net/detailpage.aspx?sid=000039E5
                   --------------------------------------------------
     Live then archived for 3 months

     REPLAY
     Dial in number: 1-877-660-6853
     Account: 3055
     Conference ID: 227164
     Available until: February 7, 2007

About Pulaski Financial

Pulaski Financial Corp., operating in its 85th year, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through ten full-service branch offices and three loan production offices in Kansas City and southern Illinois. The company's website can be accessed at http://www.pulaskibankstl.com.

For Additional Information Contact:

William A. Donius
Chairman & CEO
Pulaski Financial Corp.
(314) 878-2210 Ext. 3610

Michael Arneth or Tad Gage
The Investor Relations Company
(312) 245-2700


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